Exhibit 11

                           GreenMan Technologies, Inc.
                     Statement Regarding Net Loss per Share
                                November 30, 1997

                                                     Three Months Ended            Six Months Ended
                                                        November  30,                 November 30,
                                                  1996             1997           1996          1997
                                                 -----             ----           ----          -----


Net loss                                        $  (892,361)   $  (892,361)   $(2,157,341)   $(2,157,341)
                                                ===========    ===========    ===========    ===========
Shares used in calculation of loss per share:
Weighted average common shares outstanding        5,471,977      8,479,936      5,273,250      8,071,177
                                                ===========    ===========    ===========    ===========

Net loss per share                              $      (.16)   $      (.12)   $      (.41)   $      (.26)
                                                ===========    ===========    ===========    ===========